As filed with the Securities and Exchange Commission on April 29, 2005

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	91-1405022
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

2005 STOCK INCENTIVE PLAN

2005 EMPLOYEE STOCK PURCHASE PLAN

KEVIN M. GOODWIN
President and Chief Executive Officer
SonoSite, Inc.
21919 30th Drive S.E.
Bothell, WA 98021-3904
(425) 951-1200
(Name, address and telephone number, including area code of agent for service)

Copy to:

STEPHEN M. GRAHAM
Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, WA 98104

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Maximum Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2005 Stock Incentive Plan Common Stock, par value $.01 per share	1,300,000	$26.6550 (2)	$34,651,500 (2)	$4,078.48
2005 Employee Stock Purchase Plan Common Stock, par value $.01 per share	1,000,000	$22.6568 (3)	$22,656,750 (3)	$2,666.71

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2005 Stock Incentive Plan or the 2005 Employee Stock Purchase Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq National Market on April 27, 2005.

(3) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act.  The offering price per share and aggregate offering price for the unissued common stock are based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on April 27, 2005, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the 2005 Employee Stock Purchase Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a)     The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    (b)      All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c)     The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed on February 13, 1998, and two amendments to such Form 10 filed on March 19, 1998 and March 31, 1998, under Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

     Article VI of the Registrant's Restated Articles of Incorporation (the "Articles") provides that the Registrant may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA") or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 ("ERISA") excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Registrant and shall inure to the benefit of his or her heirs and personal representatives.

     The Registrant may pay the expenses of a director, officer, employee or agent of the Registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Registrant's Restated Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

     No indemnification shall be provided under the Registrant's Restated Articles of Incorporation to any such person if the Registrant is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act.

     The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Article V of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into indemnification agreements with each of its directors, certain officers and other persons performing similar functions.  These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Washington law, including indemnification for expenses such as attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, witness fees, and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the Registrant's request. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     In addition, the Registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent registered public accounting firm.
24.1	Power of Attorney (see Power of Attorney page of this Registration Statement).
99.1	2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed on April 28, 2005).
99.2	2005 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed on April 28, 2005).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 29th day of April, 2005.

SONOSITE, INC.

By: / s / Kevin M. Goodwin

Kevin M. Goodwin
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin M. Goodwin and Michael J. Schuh, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S‑8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney‑in‑fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of April, 2005.

Signature	Title

/s/ Kevin M. Goodwin Kevin M. Goodwin	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Michael J. Schuh Michael J. Schuh	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Kirby L. Cramer Kirby L. Cramer	Chairman of the Board
/s/ Edward V. Fritzky Edward V. Fritzky	Director
/s/ Steven R. Goldstein, M.D. Steven R. Goldstein, M.D.	Director
/s/ Robert G. Hauser, M.D. Robert G. Hauser, M.D.	Director
/s/ William G. Parzybok, Jr. William G. Parzybok, Jr.	Director
/s/ Jeffrey Pfeffer, Ph.D. Jeffrey Pfeffer, Ph.D.	Director
/s/ Richard S. Schneider, Ph.D. Richard S. Schneider, Ph.D.	Director
/s/ Jacques Souquet, Ph.D. Jacques Souquet, Ph.D.	Director

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent registered public accounting firm.
24.1	Power of Attorney (see signature page).
99.1	2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed on April 28, 2005).
99.2	2005 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K filed on April 28, 2005).